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                                                                     EXHIBIT 1.1





                                3,700,000 SHARES
                         FLEXTRONICS INTERNATIONAL LTD.
                                 ORDINARY SHARES

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                             UNDERWRITING AGREEMENT

                              ---------------------




                                                                December 7, 1998




NationsBanc Montgomery Securities LLC
600 Montgomery Street
San Francisco, CA  94111


Dear Sirs:

     1. Introductory. Flextronics International Ltd., a Singapore company (the "Company"), proposes to issue and sell to you 2,700,000 of its authorized but unissued Ordinary Shares S$.01 par value each in the capital of the Company (the "Ordinary Shares"), and the shareholders of the Company named on Exhibit A hereto (collectively, the "Selling Shareholders") severally propose to sell to you 1,000,000 Ordinary Shares. The 2,700,000 shares to be sold by the Company and the 1,000,000 Ordinary Shares to be sold by the Selling Shareholders are referred to as the "Common Shares."

The Company hereby confirms its agreement with respect to your purchase of the Common Shares as follows:

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     2.   A.   Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to you (the "Underwriter") as follows:

               (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission"), in conformity with the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") thereunder, Registration Statements on Form S-3 (File Nos. 333-67883 and 333-65659), including prospectuses relating to the registration of the Common Shares, and Amendments Nos. 1, 2 and 3 to File No. 333-65659 (as amended to the date hereof, each a "Registration Statement" and, collectively, the "Registration Statements"). The Company has also filed with, mailed for filing to or shall promptly hereafter file with or transmit for filing to the Commission a final prospectus supplement specifically relating to the Common Shares pursuant to Rule 424(b). The prospectuses included in each Registration Statement are hereinafter referred to individually as a "Basic Prospectus" and, collectively, as the "Basic Prospectuses". The term "Prospectus" means each Basic Prospectus together with the final prospectus supplement specifically relating to the Ordinary Shares. As used herein, the terms "Registration Statement," "Registration Statements," "Basic Prospectus", "Basic Prospectuses" and "Prospectuses" shall include in each case the material, if any, incorporated by reference therein or deemed incorporated by reference therein pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"). There have been delivered to you four signed copies of the Registration Statements and all amendments and supplements thereto, together with four copies of each exhibit filed therewith.

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statements or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statements or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statements or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statements or the Prospectus, as the case may be.

               (b) The Commission has not issued any order preventing or suspending the use of any Basic Prospectus, and each Basic Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement became effective, and at all times subsequent thereto up to and including each Closing Date hereinafter mentioned, the Registration Statements and the Prospectus, and any amendments or supplements thereto, will contain all material statements and information required to be included therein by the Act and the Rules and Regulations, and will in all

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material respects conform to the requirements of the Act and the Rules and
Regulations, and neither the Registration Statements nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, no representation or warranty contained in this subsection 2(b) shall be applicable to information contained in or omitted from the Registration Statements, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter, directly or through the Underwriter, specifically for use in the preparation thereof.

               (c) The Company does not own or control, directly or indirectly, any material corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company's Annual Report on Form 10-K (as amended by the Company's Form 10-K/A) for the Company's fiscal year ended March 31, 1998. The Company has been duly incorporated and is validly existing as a public company under the laws of Singapore. Each of the subsidiaries of the Company has been duly incorporated and is validly existing in its jurisdiction of incorporation or formation. The Company and each of its subsidiaries has full power and authority (corporate and other) to own and lease their respective properties and conduct their respective businesses; the Company owns all of the outstanding capital stock or joint venture interests of its subsidiaries, free and clear of all claims, liens, charges and encumbrances; the Company and each of its subsidiaries are in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of their respective businesses, all of which are valid and in full force and effect; the Company and each of its subsidiaries are duly qualified to do business and in good standing as foreign corporations in each jurisdiction in which the ownership or leasing of properties or the conduct of their respective businesses requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect upon the Company or the subsidiary; and no proceedings has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

               (d) The Company has an authorized share capital as set forth under the heading "Capitalization" in the Prospectus and issued share capital as of September 15, 1998 as set forth under the heading "Capitalization" in the Prospectus; the issued and outstanding Ordinary Shares, including without limitation the Common Shares to be sold by the Selling Shareholders, have been duly authorized and validly issued, are fully paid, have been issued in compliance with all federal and state securities laws, whether of Singapore, the United States or otherwise, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform to the description thereof contained in the Prospectus. All issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in the Prospectus and the financial statements of the Company, and the related notes thereto, included in the

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Prospectus, neither the Company nor any subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations (except for options granted pursuant to plans described in the Prospectus subsequent to the date of information set forth in the Prospectus). The description of the Company's stock option, stock bonus and other stock schemes, plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such schemes, plans, arrangements, options and rights.

               (e) The Common Shares to be purchased by the Underwriter from the Company have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued and fully paid, and will conform to the description thereof contained in the Prospectus. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Common Shares by the Company or the Selling Shareholders pursuant to this Agreement. No shareholder of the Company has any right which has not been waived to require the Company to register the sale of any shares owned by such shareholder under the Act in the public offering contemplated by this Agreement. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Common Shares to be sold by the Company or the Selling Shareholders as contemplated herein other than the Board of Directors' approval of the list of purchasers of the Common Shares, which will occur prior to the Closing.

               (f) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company in accordance with its terms. The making and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provisions of the Memorandum and Articles of Association, Certificate of Incorporation, or other organizational documents, of the Company or any of its subsidiaries, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of its respective properties may be bound or affected (except as to conflicts, breaches, violations or defaults of any of the foregoing that individually or in the aggregate would not be material to the Company), any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its subsidiaries or any of their respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions

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contemplated by this Agreement, except for compliance with the Act, the Blue Sky laws applicable to the public offering of the Common Shares by the Underwriter and, if applicable, the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD").

               (g) Arthur Andersen LLP, who have expressed their opinion with respect to the consolidated financial statements and schedules filed with the Commission as a part of the Registration Statements and included in the Prospectus and in the Registration Statements, are independent accountants as required by the Act, the Rules and Regulations and the Exchange Act.

               (h) The consolidated financial statements and schedules of the Company and its subsidiaries, and the related notes thereto, included in each Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the respective dates of such financial statements and schedules, and the results of operations and changes in financial position of the Company and its subsidiaries for the respective periods covered thereby. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by the independent accountants named in subsection 2(g). No other financial statements or schedules are required to be included in the Registration Statements. The selected financial data set forth in the Prospectus under the captions "Prospectus Supplement Summary--Summary Consolidated Financial Information," "Capitalization" and "Selected Consolidated Financial Data" fairly present the information set forth therein on the basis stated in the Registration Statements.

               (i) Except as disclosed in the Prospectus, and except as to defaults which individually or in the aggregate would not be material to the Company, neither the Company nor any of its subsidiaries is in violation or default of any provision of its memorandum and Articles of Association, Certificate of Incorporation, or other organizational documents, or is in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of facts which constitutes an event of default on the part of the Company or any such subsidiary as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

               (j) There are no contracts or other documents required to be described in the Registration Statements or to be filed as exhibits to the Registration Statements by the Act or by the Rules and Regulations which have not been described or filed as required. The descriptions of the contracts so described in the Prospectus are accurate; all such contracts are in full force and effect on the date hereof; and neither the Company nor any of its subsidiaries, nor to the best of the Company's knowledge, any other party is in breach of or default under any of such contracts.

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               (k)  There are no legal or governmental actions, suits or
proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is or may be a party or of which property owned or leased by the Company or any of its subsidiaries is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or otherwise), properties, business, results of operations or, to the best of the Company's knowledge, prospects of the Company and its subsidiaries; and no labor disturbance by the employees of the Company or any of its subsidiaries exists or is imminent which might be expected to affect adversely such condition, properties, business, results of operations or, to the best of Company's knowledge, prospects. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

               (l) The Company or the applicable subsidiary has good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except
(i) those, if any, reflected in such financial statements (or elsewhere in the Prospectus), or (ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company and its subsidiaries. The Company or the applicable subsidiary holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company. Except as disclosed in the Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted as described in the Registration Statements.

               (m) Since the respective dates as of which information is given in the Registration Statements and Prospectus, and except as described in or specifically contemplated by the Prospectus: (i) the Company and its subsidiaries have not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business;
(ii) the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance;
(iii) the Company has not paid or declared any dividends or other distributions with respect to its issued share capital and the Company and its subsidiaries are not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the share capital (other than upon the sale of the Common Shares hereunder and the exercise of options disclosed in the Prospectus) or indebtedness material to the Company and its subsidiaries (other than in the ordinary course of business); and (v) there has not been any material adverse change in the condition

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(financial or otherwise), business, properties, results of operations or, to the best of the Company's knowledge, prospects of the Company and its subsidiaries.

               (n) Except as disclosed in or specifically contemplated by the Prospectus, the Company and its subsidiaries have sufficient trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted; the expiration of any trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals or governmental authorizations would not have a material adverse effect on the condition (financial or otherwise), business, results of operations or, to the best of the Company's knowledge, prospects of the Company or its subsidiaries; and the Company has no knowledge of any material infringement by it or its subsidiaries of trademark, trade name rights, patent rights, mask works, copyrights, licenses, trade secret or other similar rights of others, and there is no claim being made against the Company or its subsidiaries regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement which could have a material adverse effect on the condition (financial or otherwise), business, results of operations or, to the best of the Company's knowledge, prospects of the Company and its subsidiaries.

               (o) The Company has not been advised, and has no reason to believe, that either it or any of its subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not materially adversely affect the condition (financial or otherwise), business, results of operations or, to the best of the Company's knowledge, prospects of the Company and its subsidiaries.

               (p) The Company and its subsidiaries have filed all necessary federal, national, state, provincial, foreign and other income and franchise tax returns and have paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or its subsidiaries which could materially and adversely affect the business, operations or properties of the Company and its subsidiaries.

               (q) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               (r) The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Common Shares other than the Prospectus, the Registration Statements and the other materials permitted by the Act.

               (s) Each of the Company and its subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the

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Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

               (t) Neither the Company nor any of its subsidiaries has at any time during the last five years (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

               (u) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Ordinary Shares to facilitate the sale or resale of the Common Shares.

               (v) Subject to the approval of the list of purchasers by the Board of Directors of the Company as referred to in (e) above, no transfer taxes are required to be paid in connection with the sale and delivery of the Common Shares to the Underwriter hereunder.

               (w) The Ordinary Shares (including the Common Shares) are registered pursuant to Section 12(g) of the Exchange Act and are listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act or delisting the Ordinary Shares from the Nasdaq National Market, nor has the Company received any notification that the Commission or the NASD is contemplating terminating such registration or listing.

               (x) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statements and any amendments thereto become effective and at the Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Any certificate signed by an officer of the Company and delivered to the Underwriter or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

          B. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder represents, warrants and covenants to the Underwriter as follows:

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               (a)  This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and except that enforceability of the Selling Shareholders' obligation to consummate the sale of the Common Shares pursuant to Section 4 assumes that the Registration Statements and Prospectus contain no misstatement of a material fact nor omit to state any material fact required to be stated therein necessary to make the statements therein not misleading.

               (b) Such Selling Shareholder has, and on the Closing Date will have, good and valid title to all of the Common Shares which may be sold by such Selling Shareholder pursuant to this Agreement on such date and the legal right and power, and all authorizations and approvals required by law and under its organizational documents to enter into this Agreement to sell, transfer and deliver all of the Common Shares which may be sold by such Selling Shareholder pursuant to this Agreement and to comply with its other obligations hereunder.

               (c) Delivery of the Common Shares which are sold by such Selling Shareholder pursuant to this Agreement will pass good and valid title to such Common Shares and, assuming the Underwriter takes without notice of any adverse claim, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other claim.

               (d) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement will not contravene or conflict with, result in a breach of, or constitute a default under, or require the consent of any other party to, the organizational documents of such Selling Shareholder or any other material agreement or instrument to which such Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order decree or regulation applicable to such Selling Shareholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder. No consent, approval, authorization or other order of, registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Shareholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD.

               (e) Such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statements or included in the offering contemplated by this Agreement, except for such rights as have been satisfied by registering such Selling Shareholders' Ordinary Shares under Registration Statement No. 333-65659.

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

               (f) No consent, approval or waiver is required under any instrument or agreement to which such Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriter of any of the Common Shares which may be sold by such Selling Shareholder under this Agreement or the consummation by such Selling Shareholder of any of the other transactions contemplated hereby.

               (g) All information furnished by or on behalf of such Selling Shareholder in writing expressly for use in Registration Statement No. 333-65659 and the Prospectus is, and on the Closing Date will be, true, correct, and complete in all material respects, and does not, and on Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. Such Selling Shareholder confirms as accurate the number of shares of Common Stock set forth opposite such Selling Shareholder's name in the Prospectus under the captions "Selling Shareholders'" (both prior to and after giving effect to the sale of the Common Shares).

               (h) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

     Any certificate signed by or on behalf of any Selling Shareholder and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by such Selling Shareholder to the Underwriter as to the matters covered thereby.

     3. Representations and Warranties of the Underwriters. The Underwriter represents and warrants to the Company that the information set forth on the cover page of the Prospectus with respect to price, underwriting discounts and commissions and terms of offering and under "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriter for use in connection with the preparation of the Prospectus and is correct in all material respects.

     4. Purchase, Sale and Delivery of Common Shares. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, (i) the Company agrees to issue and sell to the Underwriter an aggregate of 2,700,000 Common Shares, (ii) the Selling Shareholders agree to sell to the Underwriter an aggregate of 1,000,000 Common Shares and (iii) the Underwriter agrees to purchase such shares from the Company and the Selling Shareholders. The purchase price per Common Share to be paid by the Underwriter to the Company shall be $72.00 per share.

     Payment for the Common Shares to be sold by the Company shall be made at 6:00 a.m. on December 10, 1998, or such other time and date not later than 10:30 a.m. on the later of the fifth full business day following the first date that the shares are released

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

by you for sale to the public or the date that is 48 hours after the date that the Prospectus has been recirculated, if applicable, (the "Closing Date") by wire transfer of immediately available funds to the order of the Company. Payment for the Common Shares to be sold by the Selling Shareholders shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Selling Shareholders. The Company and the Selling Shareholders shall deliver, or cause to be delivered, to the representative for the account of the Underwriter certificates for the Common Shares to be sold by them at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Common Shares shall be in definitive form and registered in such names and denominations as the Underwriter shall have requested at least two full business days prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City as the Underwriter may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

     Each Selling Shareholder hereby agrees that, except to the extent payable by the Company, it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Common Shares to be sold by such Selling Shareholder to the Underwriter, or otherwise in connection with the performance of such Selling Shareholder's obligations hereunder.

     The Underwriter hereby advises the Company that it intends to offer for sale to the public, as described in the Prospectus, the Common Shares as soon after this Agreement has been executed as the Underwriter, in its sole judgment, has determined is advisable and practicable. The Underwriter hereby further advise the Company that (i) the Underwriter will offer the Common Shares for sale to the public initially at the price set forth in the cover page of the Prospectus.

     Not later than 12:00 Noon San Francisco time on the second business day following later of the date of this Agreement or the date the Common Shares are released by the Underwriter for sale to the public, the Company shall deliver, or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Underwriter shall request.

     5.   Covenants of the Company. The Company covenants and agrees that:

          (a) If the filing of the Prospectus is required under Rule 424(b) of the Rules and Regulations, the Company will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you in writing (i) of the receipt of any comments of the Commission, (ii) of any request of the Commission for amendment of or supplement to either Registration Statement, any Basic Prospectus or the Prospectus or for additional information, and (iii) of the issuance by the Commission of any stop order suspending the effectiveness of either Registration Statement or of the institution of any

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

proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. The Company will not file any amendment or supplement to any Registration Statement, any Basic Prospectus or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act) of which you have not been furnished with a copy a reasonable time prior to such filing or to which you reasonably object or which is not in compliance with the Act and the Rules and Regulations.

          (b) The Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to each Registration Statement or the Prospectus which in your judgment may be necessary or advisable to enable you to continue the distribution of the Common Shares and will use its best efforts to cause the same to become effective as promptly as possible. The Company will fully and completely comply with the provisions of Rules 424(b), 430A and 434, as applicable, of the Rules and Regulations with respect to information omitted from the Registration Statements in reliance upon any such Rule.

          (c)  If at any time within the nine-month period referred to in
Section 10(a)(3) of the Act during which a prospectus relating to the Common Shares is required to be delivered under the Act any event occurs, as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements, to comply with the Act or the Rules and Regulations, the Company will promptly advise you thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will use its best efforts to cause the same to become effective as soon as possible; and, in case the Underwriter is required to deliver a prospectus after such nine-month period, the Company upon request, but at the expense of the Underwriter, will promptly prepare such amendment or amendments to the Registration Statements and the Prospectus as may be necessary to permit compliance with the requirements of
Section 10(a)(3) of the Act.

          (d) As soon as practicable, but not later than 45 days after the end of the first quarter ending after one year following the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Rules and Regulations), the Company will make generally available to its security holders an earning statement (which need not be audited) covering a period of 12 consecutive months beginning after the effective date of each of the Registration Statements which will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

          (e) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company, at its expense, but only for the nine-month period referred to in Section 10(a)(3) of the Act, will furnish to you or mail to your order copies of the Registration Statements, the Prospectus, the Basic Prospectuses and all amendments and supplements to any such documents (including any documents incorporated or deemed incorporated by reference therein) in each case as soon as available and in such quantities as you may request, for the purposes contemplated by the Act.

          (f) The Company shall cooperate with you and your counsel in order to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky laws of such jurisdictions as you designate (including those of Canada) and under the applicable securities laws of such other nations as you may designate, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified. The Company will advise you promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with your cooperation, will use its best efforts to obtain the withdrawal thereof.

          (g) During the period of five years hereafter, the Company will furnish to the Underwriter: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Ordinary Shares.

          (h) During the period of 90 days after the first date that any of the Common Shares are released by you for sale to the public, without the prior written consent of the Underwriter (which consent may be withheld at the sole discretion of the Underwriter), the Company will not issue, offer, sell, grant options to purchase or otherwise dispose of any of the Company's equity securities or any other securities convertible into or exchangeable with its Ordinary Shares or other equity security, other than pursuant to outstanding stock options and warrants disclosed in the Prospectus and other than the grant of options or the issuance of the Company's equity securities pursuant to the Company's employee share option plans described in the Prospectus or the issuance of Ordinary Shares in connection with acquisitions.

          (i) The Company will apply the net proceeds of the sale of the Common Shares sold by it substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus.

          (j) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

     6. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limiting the generality of the foregoing (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Ordinary Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel and the Company's independent accountants, including fees of counsel or independent accountants with respect to any subsidiary of the Company, (v) all costs and expenses incurred in connection with the printing, filing, shipping and distribution of the Registration Statements, each Basic Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, any Selected Dealers Agreement, Underwriters' Power of Attorney or the Blue Sky memorandum, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriter in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the Blue Sky laws (including those of Canada) and under the applicable securities laws of such other nations as you may designate, (vii) the filing fee incident to the review and approval, if any, of the Underwriter's participation in the offering and distribution of the Common Shares by the NASD, and (viii) all other fees, costs and expenses incident to the offering as would typically be disclosed in Part II of a registration statement under the Act. Except as provided in this Section 6,
Section 8 and Section 10 hereof, the Underwriter shall pay all of its own expenses, including the fees and disbursements of its counsel (excluding those relating to qualification, registration or exemption under the Blue Sky laws (including those of Canada) and under the applicable securities laws of such other nations as you may designate, and the Blue Sky memorandum).

     7. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Common Shares on the First Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the Closing Date, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

          (a) If the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to such Closing Date, no stop order suspending the effectiveness of either Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission; and any request of the Commission for inclusion of additional information in either Registration Statement, or otherwise, shall have been complied with to your satisfaction.

          (b) You shall be satisfied that since the respective dates as of which information is given in the Registration Statements and the Prospectus,
(i) there shall not have been any change in the authorized or issued share capital of the Company or any of its subsidiaries other than pursuant to the exercise of outstanding options disclosed in the Prospectus or any material change in the indebtedness (other than in the ordinary course of business) of the Company or any of its subsidiaries, (ii) except as set forth or contemplated by the Registration Statements or the Prospectus, no material verbal or written agreement or other transaction shall have been entered into by the Company or any of its subsidiaries, which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company and its subsidiaries, (iii) no loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries shall have been sustained which materially and adversely affects the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its subsidiaries which is material to the Company and its subsidiaries or which affects or may affect the transactions contemplated by this Agreement shall have been instituted or threatened, and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company and its subsidiaries which makes it impractical or inadvisable in the judgment of the Underwriter to proceed with the public offering or purchase the Common Shares as contemplated hereby.

          (c) There shall have been furnished to you, on the Closing Date, in form and substance satisfactory to you, except as otherwise expressly provided below:

               (i) (A) An opinion of Allen & Gledhill, counsel for the Company, addressed to the Underwriter and dated the Closing Date, substantially to the effect that:

                    (1) Each of the Company and its Singapore subsidiary has been duly incorporated and is validly existing as a corporation (public corporation in the case of the Company) under the laws of its jurisdiction of incorporation, and has full corporate power and authority to own its properties and conduct its business as described in the Registration Statements;

                    (2) As of the Closing Date, the authorized capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus, and the issued and outstanding capital stock as of September 25, 1998 is as set forth under such caption; all necessary and proper corporate proceedings have been taken in order to authorize validly such authorized Ordinary Shares; all outstanding Ordinary Shares, including, without limitation, the Common shares to be sold by the Selling Shareholders, have been duly and validly issued, are fully paid and nonassessable, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase any securities contained in the Memorandum and Articles of Association of the Company or Singapore law or any material agreement to which the Company or any subsidiary is a party; the outstanding Ordinary Shares were issued in compliance with all laws of Singapore, that impose any restrictions or requirements on, or otherwise regulate, the sale of securities; and the Ordinary Shares conform to the description thereof contained in the Prospectus;

                    (3) All of the issued and outstanding shares of the Company's Singapore subsidiary have been duly and validly authorized and issued and are fully paid; to such counsel's knowledge all shares of the Company's subsidiaries are owned beneficially by the Company free and clear of all liens, encumbrances, equities, claims, security interests, voting trusts or other defects of title whatsoever, except as described in the Registration Statements;

                    (4) The certificates evidencing the Common Shares to be delivered hereunder are in due and proper form under Singapore law, and when the Company's seal thereon has been affixed in accordance with the Company's Articles of Association, and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Ordinary Shares represented thereby will be duly authorized and validly issued and fully paid, will not have been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities and will conform in all respects to the description thereof contained in the Prospectus;

                    (5) Except as disclosed in or specifically contemplated by the Prospectus, to such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company;

                    (6) To the best of such counsel's knowledge, there are no legal or governmental actions, suits or proceedings pending against the Company which are required to be described in the Prospectus which are not described as required;

                    (7) The Company has full right, power and authority under Singapore law to enter into this Agreement and to sell and deliver the Ordinary Shares to be sold by it to the Underwriter; this Agreement has been duly and validly authorized by all necessary corporate action by the Company, has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except as to those provisions relating to indemnity or contribution for liabilities arising under the Act as to which no opinion need be expressed; and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body in Singapore is required for the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement;

                    (8) The execution and performance of this Agreement and the consummation of the transactions herein contemplated will not violate any of the provisions of the Memorandum and Articles of Association of the Company or its Singapore subsidiary or, so far as is known to such counsel, violate any decree, statute or rule of Singapore or any material agreement to which the Company or its Singapore subsidiary is a party;

                    (9) To such counsel's knowledge, neither the Company nor its Singapore subsidiary is in violation of its Memorandum and Articles of Association, or other organizational documents, or in breach of or default with respect to any provision of any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which the Company or any such subsidiary is a party or by which it or any of its properties may be bound or affected, except where such default would not materially adversely affect the Company and its subsidiaries; and, to such counsel's knowledge, the Company and its Singapore subsidiary are in compliance with all decrees, statutes or governmental rule of Singapore, to which they are subject, except where noncompliance would not materially adversely affect the Company and its subsidiaries;

                    (10) The statements made in the Prospectus under "Enforcement of Civil Liabilities," "Description of Capital Shares" and "Taxation," to the extent they constitute summaries of the laws of Singapore, are accurate, complete and fair summaries;

                    (11) The choice of California law as the law governing this Agreement is valid and binding under the laws of Singapore, except to the extent that any term of this Agreement or provision of California law applicable to this Agreement is incompatible with the public policy of Singapore; the consent to jurisdiction as provided in Section 19 of this Agreement is valid and binding upon the Company under the laws of Singapore; and

                    (12) No stamp or other issuance or transaction taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriter to the government of Singapore or any subdivision or taxing authority thereof or therein in connection with (a) the sale and delivery by the Company or the Selling Shareholders of the Common Shares to or for the account of the Underwriter and (b) the sale and delivery of the Common Shares inside or outside of

Singapore by the Underwriter to the purchasers thereof (excluding any Singapore income tax on the income of the Underwriter if its net income is subject to tax by the government of Singapore).

     In rendering such opinion, such counsel may state that with respect to all matters of the laws of the United States, they are relying on the opinion of Fenwick & West LLP, provided that such counsel states they believe that both you and they are justified in relying on such opinion.

               (B) An opinion of Fenwick & West LLP, special counsel to the Company, addressed to the Underwriter and dated the Closing Date, substantially to the effect that:

                    (1) Flextronics International (USA), Inc. (the "U.S. Sub") has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the jurisdiction of its incorporation; the Company and each of its subsidiaries is duly qualified to do business as a foreign corporation in good standing in each jurisdiction, if any, in the United States in which the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries; and the U.S. Sub has full corporate power and authority to own its properties and conduct its business as currently conducted;

                    (2) To such counsel's knowledge, the issued and outstanding Ordinary Shares issued after August 2, 1995 were issued in compliance with United States federal and California securities laws;

                    (3) All of the issued and outstanding shares of the U.S. Sub have been duly and validly authorized and issued and are fully paid and nonassessable and to such counsel's knowledge are owned beneficially by the Company free and clear of all liens, encumbrances, equities, claims, security interests, voting trusts or other defects of title whatsoever, except for liens securing obligations under the Company's credit facility;

                    (4) Except for options granted under employee stock option or purchase plans disclosed in or specifically contemplated by the Prospectus, to such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company;

                    (5) a. The Registration Statements have become effective under the Act, and, to such counsel's knowledge, no stop order suspending the effectiveness of any Registration Statement or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b);

                         b.   The Registration Statements, the Prospectus
(including any document incorporated by reference therein) and each amendment or supplement thereto (except for the financial statements and schedules included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act, the Rules and Regulations and the Exchange Act;

                         c.   To such counsel's knowledge, there are no
franchises, leases, contracts, agreements or documents of a character required to be disclosed in the Registration Statements or Prospectus or to be filed as exhibits to the Registration Statements which are not disclosed or filed or incorporated by reference, as required;

                         d.   To such counsel's knowledge, there are no legal or
governmental actions, suits or proceedings pending or threatened against the Company which are required to be described in the Prospectus which are not described as required;

                    (6) The Company has full right, power and authority to enter into this Agreement and to sell and deliver the Ordinary Shares to be sold by it to the Underwriter; this Agreement has been duly and validly authorized by all necessary corporate action by the Company, has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except as to those provisions relating to indemnity or contribution for liabilities arising under the Act as to which no opinion need be expressed; and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required under United States federal or California law for the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement, except such as have been obtained and are in full force and effect under the Act and such as may be required under applicable Blue Sky laws in connection with the purchase and distribution of the Common Shares by the Underwriters and the clearance of such offering with the NASD;

                    (7) The execution and performance of this Agreement and the consummation of the transaction herein contemplated will not conflict with, result in the breach of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument listed on an appendix to such opinion, and reasonably acceptable to counsel to the Underwriter, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of its or their property may be bound or affected which is material to the Company and its subsidiaries, or violate any of the provisions of the Memorandum and Articles of Association, or other organizational documents, of the Company or the U.S. Sub or, so far as is known to such counsel, violate any statute, judgment, decree, order, rule or regulation of any court or governmental body having jurisdiction over the Company or the U.S. Sub or any of their respective property; and

                    (8) The U.S. Sub is not in violation of its Articles or Certificate of Incorporation, as the case may be; and

                    (9) Each document filed pursuant to the Exchange Act (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Exchange Act.

     In rendering such opinion, such counsel may state that with respect to all matters of the laws of Singapore or pertaining to the Memorandum or Articles of Association of the Company, they are relying solely on the opinion of Allen & Gledhill.

     Fenwick & West LLP shall also include a statement to the effect that nothing has come to such counsel's attention that would lead such counsel to believe that, either at the effective date of each Registration Statement or at the applicable Closing Date, either Registration Statement or the Prospectus, or any amendment or supplement thereto, contained or contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     Fenwick & West LLP shall also provide a separate opinion, dated the Closing Date, to the effect that the statements in the Prospectus under "Taxation," to the extent they constitute summaries of tax laws of the United States, are accurate, complete and fair summaries as of the applicable Closing Date.

               (C) Opinions of counsel to the Selling Shareholders in substantially the form of, and from the jurisdictions described in, Exhibit B to this Agreement.

                    (ii) Such opinion or opinions of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, a Professional Corporation, and Arfat Selvam & Gunasingham, counsel for the Underwriters, dated the Closing Date, with respect to the incorporation of the Company, the sufficiency of all corporate proceedings and other legal matters relating to this Agreement, the validity of the Common Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company and governmental officials.

                    (iii) A certificate of the Company executed by the Chairman of the Board, the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that:

                         (1)  The representations and warranties of the Company
set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to the Closing Date;

                         (2)  The Commission has not issued any order preventing
or suspending the use of the Prospectus or any Basic Prospectus filed as a part of either Registration Statement or any amendment thereto; no stop order suspending the effectiveness of either Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending under the Act;

                         (3)  Each of the respective signers of the certificate
has carefully examined the Registration Statements and the Prospectus; to the best of his knowledge, the Registration Statements and the Prospectus and any amendments or supplements thereto contain all statements required to be stated therein regarding the Company and its subsidiaries; and neither Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                         (4)  Since the initial date on which the Registration
Statements were filed, no agreement, written or oral, transaction or event has occurred which should have been set forth in an amendment to the Registration Statements or in a supplement to or amendment of any prospectus which has not been disclosed in such a supplement or amendment:

                         (5)  Since the respective dates as of which information
is given in either Registration Statements and the Prospectus, and except as disclosed in or contemplated by the Prospectus, there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), business, properties, results of operations, management or, to the best knowledge of the respective signing officers, prospects of the Company and its subsidiaries; and no legal or governmental action, suit or proceeding is pending or threatened against the Company or any of its subsidiaries which is material to the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, or which may adversely affect the transactions contemplated by this Agreement; since such dates and except as so disclosed, neither the Company nor any of its subsidiaries has entered into any verbal or written agreement or other transaction not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company or incurred any material liability or obligation, direct, contingent or indirect, made any change in its capital stock, made any material change in its short-term debt or funded debt or repurchased or otherwise acquired any of the Company's capital stock; and the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to shareholders of record on a date prior to the Closing Date;

                         (6)  No "nationally recognized statistical rating
organization" as such term is defined for purposes of Rule 436(g)(2) under the Act has downgraded or given notice of any intended or potential downgrading as of any review for a possible change that does not indicate the direction of the possible change in the rating accorded any securities of the Company; and

                         (7)  Since the respective dates as of which information
is given in the Registration Statements and the Prospectus and except as disclosed in or contemplated by the Prospectus, the Company and its subsidiaries have not sustained a material loss or damage by strike, fire, flood, windstorm, accident or other calamity (whether or not insured).

                    (iv) On the Closing Date a letter addressed to you, from Arthur Andersen LLP, independent accountants, in form and substance satisfactory to the Underwriter.

                    (v) On the Closing Date the Underwriter shall receive a written certificate executed by each Selling Shareholder, dated as of the Closing Date, to the effect that:

                         (A)  the representations, warranties and covenants of
such Selling Shareholder set forth in Section 2B of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Shareholder on and as of the Closing Date; and

                         (B)  such Selling Shareholder has complied with all the
agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

                    (vi) The Selling Shareholder shall deliver to the Underwriter on or prior to the Closing Date a properly completed and executed United States Treasury Department Form W-8 and such further information, certificates and documents as the Underwriter may reasonably request.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Howard, Rice, Nemerovski, Canady, Falk & Rabkin, a Professional Corporation, counsel for the

 Underwriter. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.

               If any condition to the Underwriter's obligations hereunder to be satisfied prior to or at the Closing Date is not so satisfied, this Agreement at your election will terminate upon notification by you to the Company without liability on the part of the Underwriter or the Company except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof.

     8. Reimbursement of Underwriter's Expenses. Notwithstanding any other provisions hereof, if this Agreement shall be terminated by you pursuant to Sections 7 or 13, or if the sale to the Underwriter of the Common Shares at the Closing is not consummated because of any refusal, inability or failure on the part of the Company or either Selling Shareholder to perform any agreement herein or to comply with any provision hereof, the Company (or such Selling Shareholder to the extent the Company is not required to reimburse the Selling Shareholder therefor), agrees to reimburse you upon demand for all out-of-pocket expenses that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, telegraph charges and telephone charges relating directly to the offering contemplated by the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 6 and Section 10 shall at all times be effective and shall apply.

     The Selling Shareholders further agree with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement which are not payable by the Company, including but not limited to fees and expenses of counsel and other advisors for such Selling Shareholders.

     9. Effectiveness of Registration Statements. The parties will use their best efforts to prevent the issuance of any stop order suspending the effectiveness of each Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

     10.  Indemnification.

          (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which the Underwriter or such controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any Basic Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law; and will reimburse the Underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by the Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, any Basic Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information furnished to the Company pursuant to
Section 3 hereof; and provided further, that the indemnity provided in this
Section 10(a) with respect to any Basic Prospectus shall not inure to the benefit of the Underwriter if the person asserting any loss, claim, charge, liability or litigation based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state therein a material fact was not sent or given a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected within the time required by the Act and the Rules and Regulations thereunder. In addition to its other obligations under this Section 10(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, or any inaccuracy in the representations and warranties of the Company herein or failure to perform its obligations hereunder, all as described in this Section 10(a), it will reimburse the Underwriter on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or 25 defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of its obligation to reimburse the Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter shall promptly return it together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America NT&SA, San Francisco, California (the "Prime Rate"). Any such interim reimbursement payments which are not made to the Underwriter within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) The Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statements and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which the Company, or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in any Registration Statement, any Basic Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Registration Statement, any Basic Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company pursuant to Section 3 hereof; and will reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In addition to its other obligations under this Section 10(b), the Underwriter agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 10(b) which relates to information furnished to the Company pursuant to Section 3 hereof, it will reimburse the Company (and, to the extent applicable, each officer, director or controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriter's obligation to reimburse the Company (and, to the extent applicable, each officer, director or controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director or controlling person) shall promptly return it to the Underwriter together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within 30 days of a request for reimbursement, shall hear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

          (d) If the indemnification provided for in this Section 10 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs
(a), (b) or (c) in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Common Shares or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, shall be deemed to be in the same proportion, in the case of the Company, as the total price paid to the Company for the Common Shares sold by it to the Underwriter (net of underwriting commissions but before deducting expenses) bears to the total price to the public set forth on the cover of the Prospectus, and in the case of the Underwriter as the underwriting commissions received by it bears to the total of such amounts paid to the Company and received by the Underwriter as underwriting commissions. The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company, on the one hand, or the Underwriter, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subparagraph (c) of this Section 10, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subparagraph (c) of this Section 10 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this subparagraph (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subparagraph
(c) for purposes of indemnification. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 10, the Underwriter shall not be required to contribute any amount in excess of the amount of the total underwriting commissions received by the Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 10(a) and 10(b) hereof, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in Sections 10(a) and 10(b) hereof and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of such Sections 10(a) and 10(b) hereof.

     11.  [Intentionally omitted]

     12. Effective Date. This Agreement shall become effective immediately as to Sections 6, 8, 10, 13 and 15 and, as to all other provisions, at 9:00 a.m., California time, on the date of execution of this Agreement.

     13. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

          (a) This Agreement may be terminated by the Company by notice to you or by you by notice to the Company at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company to the Underwriter (except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof) or of the Underwriter to the Company (except to the extent provided in Section 10 hereof).

          (b) This Agreement may also be terminated by you prior to the Closing Date by notice to the Company (i) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such Exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal, New York or California authorities, (ii) if an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the judgment of the Underwriter, to affect adversely the marketability of the Common Shares, (iii) if any adverse event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in any Registration Statement or the Prospectus or which is not reflected in any Registration Statement or the Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect, or (iv) if there shall be any action, suit or proceeding pending or threatened, or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of its subsidiaries or the transactions contemplated by this Agreement, which, in the reasonable judgment of the Underwriter, may materially and adversely affect the Company's business or earnings and makes it impracticable or inadvisable to offer or sell the Common Shares. Any termination pursuant to this subsection (b) shall be without liability on the part of the Underwriter to the Company or on the part of the Company to the Underwriter (except for expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof).

     14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

     15. Notices. All communications hereunder shall be in writing and, if sent to the Representatives shall be mailed, delivered or telegraphed and confirmed to you at 600 Montgomery Street, San Francisco, California 94111, Attention:
David A. DeRuff, with a copy to Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, 1755 Embarcadero Road, Palo Alto, CA 94303,
Attention: Daniel J. Winnike; and if sent to the Company shall be mailed, delivered or telegraphed and confirmed to the Company at 514 Chai Chee Lane, #04-13, Bedok Industrial Estate, Singapore 1646, Attention: President and Chief Operating Officer and 2241 Lundy Avenue, San Jose, CA 95131, Attention: Chief Executive Officer, with a copy to Fenwick & West LLP, Two Palo Alto Square, Palo Alto, CA 94306, Attention: David Michaels. Any of the parties hereto may change the address for receipt of communications hereunder by giving notice to the others.

     16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the officers and directors and controlling persons referred to in Section 10, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from the Underwriter merely by reason of such purchase.

     17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     18.  Applicable Law.

          (a) This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of California.

          (b) Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of San Francisco or the courts of the State of California in each case located in the City and County of San Francisco (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive, to the maximum extent permitted by law, any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System, which currently maintains a San Francisco office at 49 Stevenson Street, San Francisco, California 94105, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of San Francisco.

          (c) With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

     Nothing in this Section 18 should be construed as a general consent to service of process as to which any shareholder of the Company or any other person may rely in connection with any suit or proceeding against the Company.

     19. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

     In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and you.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement between the Company and the Underwriter including you, all in accordance with its terms.

                                       Very truly yours,


                                       FLEXTRONICS INTERNATIONAL LTD.




                                       By:
                                          --------------------------------------
                                          Chairman of the Board and
                                          Chief Executive Officer

                                       OSTERREICHISCHE PHILIPS
                                       INDUSTRIE GmbH



                                       By:
                                          --------------------------------------

                                       PHILIPS BETEILIGUNGS GmbH



                                       By:
                                          --------------------------------------


The foregoing Underwriting
Agreement is hereby confirmed and
accepted by us in San Francisco,
California as of the date first above written.

By NATIONSBANC MONTGOMERY SECURITIES



By:
    --------------------------------
    Senior Managing Director

                                    EXHIBIT A

          Name of Firm                       Number of Ordinary Shares to be Sold
--------------------------------------       ------------------------------------
Osterreichische Philips Industrie GmbH                     757,000
Philips Beteiligungs GmbH                                  243,000

                                    EXHIBIT B

Austrian opinion

     (i) The Underwriting Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, each of the Selling Shareholders

     (ii) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, the Underwriting Agreement will not contravene or conflict with, result in a breach of, or constitute a default under, the charter or by-laws [or other organizational documents], of such Selling Shareholder, or, to the best of such counsel's knowledge, violate or contravene any provision of applicable law or regulation, or violate, result in a breach of or constitute a default under the terms of any other agreement or instrument to which such Selling Shareholder is a party or by which it is bound, or any judgment, order or decree applicable to such Selling Shareholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder.

     (iii) Each Selling Shareholder has the legal right and power, and all authorizations and approvals required under its charter and by-laws, [or other organizational documents,] to enter into the Underwriting Agreement, to sell, transfer and deliver all of the Common Shares which may sold by such Selling Shareholder under the Underwriting Agreement and to comply with its other obligations under the Underwriting Agreement and, to such counsel's knowledge after due inquiry, such Selling Shareholder has good and valid title to all of the Common shares which may be sold by mortgage, pledge, lien, encumbrance or other claim in favor of any other person or entity with respect to such Common Shares.

     (iv) To the best of such counsel's knowledge, no consent, approval, authorization or other order of, or registration or filing with, any court or governmental authority or agency, is required for the consummation by such Selling Shareholder of the transactions contemplated in the Underwriting Agreement, except as required under the Securities Act, applicable state securities or blue sky laws, and from the NASD.



Singapore opinion

     (i) Each Selling Shareholder has the legal right and power and all authorizations and approvals required under the Memorandum and Articles of Association of Flextronics International, Ltd. and Singapore law to sell, transfer and deliver all of the Common Shares which may be sold by such Selling Shareholder to the Underwriters under the Underwriting Agreement, and to such counsel's knowledge after due inquiry, such Selling Shareholder has good and valid title to all of the Common Shares which may be sold by such Selling Shareholder under the Underwriting Agreement and has not created any security interest, mortgage, pledge, lien, encumbrance or other claim in favor of any other person or entity with respect to such Common Shares.

     (ii) Assuming that the Underwriters purchase the Common Shares which are sold by such Selling Shareholder pursuant to the Underwriting Agreement for value, in good faith and without notice of any adverse claim, the delivery of such Common Shares pursuant to the Underwriting Agreement will pass good and valid title to such Common Shares, free and clear of any security interest, mortgage, pledge, lieu encumbrance or other claim.

     (iii) To the best of such counsel's knowledge, no consent, approval, authorization or other order of, or registration or filing with, any court or governmental authority or agency, is required for the consummation by such Selling Shareholder of the transactions contemplated in the Underwriting Agreement, except as required under the Securities Act, applicable state securities or blue sky laws, and from the NASD.


U.S. Opinion

     (i) The Underwriting Agreement is a valid and binding agreement of such Selling Shareholder, assuming the Registration Statement and Prospectus contain no untrue statement of material and do not omit to state any material fact required to be fact stated therein or necessary to make the statements therein not misleading, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

     (ii) Assuming that the Underwriter purchases the Common Shares which are sold by such Selling Shareholder pursuant to the Underwriting Agreement for value, in good faith and without notice of any adverse claim, the delivery of such Common Shares pursuant to the Underwriting Agreement will pass good and valid title to such Common Shares, free and clear of any security interest, mortgage, pledge, lieu encumbrance or other claim.

     (iii) To the best of our knowledge, all regulatory consents, authorizations, approvals and filings required to be obtained or made by such Selling Shareholder on or prior to the Closing Date under the laws of the State of New York for the sale and delivery of the Common Shares to be sold by such Selling Shareholder to the Underwriter in accordance with this Agreement have been obtained or made; provided, however, that such counsel need not express any opinion with respect to the Securities Act, applicable state securities or Blue Sky laws or the requirements of the NASD.